DRYDEN TOTAL RETURN BOND FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102


August 29, 2007


VIA EDGAR LINK


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


       Re:	Dryden Total Return Bond Fund, Inc. (the Fund)
             File No. 811-7215

Ladies and Gentlemen:

Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for the six month period ended June 30, 2007. The enclosed is being filed electronically via the EDGAR system.

Very truly yours,
/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




       This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of August 2007.


Dryden Total Return Bond Fund, Inc.



Witness: /s/ George Chen
						By: /s/ Jonathan D. Shain
George Chen					Jonathan D. Shain
						Assistant Secretary